Exhibit 99.1
INSTRUCTIONS FOR USE OF HEALTH BENEFITS DIRECT CORPORATION
SUBSCRIPTION RIGHTS CERTIFICATES
Consult Health Benefits Direct Corporation or Your Broker
as to Any Questions
     The following instructions relate to a rights offering (the “Rights Offering”) by Health Benefits Direct Corporation, a Delaware corporation (the “Company”), to the holders of record (“Record Holders”) of shares of the Company’s common stock and preferred stock as of the close of business on December ___, 2009 (the “Record Date”), as described in the Company’s Prospectus dated                     , 2009 (the “Prospectus”). Record Holders on the Record Date are receiving non-transferable subscription rights (the “Rights”) to subscribe for and purchase units (the “Units”) consisting of shares of the Company’s Series A preferred stock and a warrant to purchase additional shares of the Company’s common stock.
     Record Holders of the Company’s common stock and preferred stock will receive one (1) Right for every 12,256 shares of common stock and (1) Right for every 613 shares of Series A preferred stock held on the Record Date.
     The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on February 15, 2010 unless extended in the sole discretion of the Company (as it may be extended, the “Expiration Time”). The Company may terminate the Rights Offering at any time prior to the Expiration Time for any reason. After the Expiration Time, unexercised Rights will be null and void. The Company will not be obligated to honor any purported exercise of Rights received by the Company, after the Expiration Time, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. The Company may, in its discretion, extend the Expiration Time. The Rights will be evidenced by non-transferable Rights certificates (the “Subscription Rights Certificates”).
     Each Right will entitle its holder to subscribe for one Unit consisting of 250 shares of the Company’s Series A preferred stock and a five-year warrant to purchase 5,000 additional shares of the Company’s common stock at an exercise price of $0.20 per share (the “Basic Subscription Right”). The subscription price (the “Subscription Price”) for the Units is $1,000 per Unit, payable in cash. The Rights may be exercised only by the person to whom they are granted. A holder of these Rights may not give, sell or otherwise transfer the Rights to anyone else. The Rights will not be listed for trading on any stock exchange or on the OTC Bulletin Board.
     In addition, each holder of Rights who exercises his/her Basic Subscription Right in full will be eligible to subscribe (the “Over-Subscription Privilege”) at the same cash price of $1,000 per Unit for Units that are not otherwise purchased pursuant to the exercise of Rights under the Basic Subscription Right (the “Excess Units”), subject to availability and proration as described below.
     The Over-Subscription Privilege gives a holder of Rights the opportunity to purchase Excess Units in the event that other stockholders do not exercise all of their Basic Subscription Rights. The Over-Subscription Privilege entitles each Rights holder to subscribe for additional Units at a Subscription Price of $1,000 per Unit, subject to proration. If there are not enough Units available to fill all subscriptions for additional Units, the available Units will be allocated pro rata in proportion to the number of shares of common stock and preferred stock owned by a stockholder exercising the Over-Subscription Privilege, relative to the number of shares owned by all stockholders exercising the Over-Subscription Privilege on the record date. If this pro rata allocation results in any stockholder receiving a greater number of Units than the stockholder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such stockholder will be allocated only that number of Units for which the stockholder oversubscribed, and the remaining Units will be allocated among all other stockholders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated.
     The Over-Subscription Privilege will only be available to a holder of Rights if (1) other Company stockholders do not fully exercise their Basic Subscription Rights and (2) the holder of Rights exercises his or her Rights pursuant to the Basic Subscription Right in full. Although each holder of Rights is guaranteed the right, pursuant to his or her Basic Subscription Right, to purchase that number of Units equal to the number of Rights received in the offering, the holder may not be able to purchase any of the Units that he or she seeks to purchase pursuant to the Over-Subscription Privilege. The actual number of Units available for purchase pursuant to each Rights holder’s Over-Subscription Privilege will depend upon whether the holder fully exercises his or her Basic Subscription Right and the number of Units purchased by the other Record Holders pursuant to their Basic Subscription Rights. See “The Rights Offering — Over-Subscription Privilege.”
     As soon as practicable after February 15, 2010, the Company will determine the number of Units that you may purchase pursuant to the Over-Subscription Privilege. You will receive certificates representing the shares of the Company’s preferred stock, as well as an executed version of any warrants you have purchased as soon as practicable thereafter. Subject to state securities laws and regulations, the Company has the discretion to delay allocation and distribution of any and all Units to stockholders who are affected by such regulations and elect to participate in the Rights Offering, including Units that the Company issues with respect to your Basic Subscription Right or Over-Subscription Privilege, in order to comply with state securities laws. If you request and pay for more Units than are allocated to you, that overpayment will be held by the Company pending the completion of the Rights Offering and will be refunded to you, without interest, as soon as practicable.
     The number of Rights to which you are entitled is printed on the face of your Subscription Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Subscription Rights Certificate and returning the certificate to the Company in the envelope provided pursuant to the procedures described in the Prospectus.
     YOUR SUBSCRIPTION RIGHTS CERTIFICATES, OR NOTICE OF GUARANTEED DELIVERY, AND SUBSCRIPTION PRICE PAYMENT, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE COMPANY, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 15, 2010. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION RIGHT OR THE OVER-SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION TIME OF THE RIGHTS OFFERING WILL EXPIRE.
     For a more complete description of the terms and conditions of the Rights Offering, please review the Prospectus.

1. METHOD OF SUBSCRIPTION — EXERCISE OF RIGHTS
     To exercise Rights, complete your Subscription Rights Certificate and send the properly completed and executed Subscription Rights Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Unit subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Privilege, to the Company on or prior to 5:00 p.m., New York City time, on February 15, 2010. Payment of the Subscription Price will be held in a segregated non-interest bearing trust account to be maintained by the Company. All payments must be made in U.S. dollars for the full number of Units being subscribed for (a) by check or bank draft drawn upon a U.S. bank payable to Health Benefits Direct Corporation, or (b) by wire transfer of immediately available funds, to the account maintained by the Company for purposes of accepting subscriptions in the Rights Offering (the “Subscription Account”) at:

Account Holder:	Health Benefits Direct Corporation
Bank:	PNC Bank
ABA #:	031000053
Account No.:	862187984
     Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by the wire transfer. Payments will be deemed to have been received by the Company only upon (i) clearance of any uncertified check, (ii) receipt by the Company of any certified check or bank draft drawn upon a U.S. bank or (iii) receipt of collected funds in the Subscription Account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, Rights holders who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier’s check, money order or wire transfer of funds.
     The Subscription Rights Certificate and payment of the Subscription Price, or, if applicable, Notices of Guaranteed Delivery (as defined below) must be delivered to the Company by mail to the address below:
Health Benefits Direct Corporation
150 N. Radnor-Chester Rd.
Suite B-101
Radnor, PA 19087
Attention: Francis L. Gillan III
Telephone Number for Confirmation: (484) 654-2200
     If regular mail is used for delivery, the Company recommends using registered mail, properly insured, with return receipt requested. Delivery to an address other than that listed above does not constitute valid delivery.
     Questions may be answered by, and additional copies of relevant documents may be obtained by contacting the Company at (484) 654-2200 or by electronic mail at rightsoffering@HBDC.com.
     By making arrangements with your bank or broker for the delivery of funds on your behalf, you may also request such bank or broker to exercise the Subscription Rights Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form of the Notice of Guaranteed Delivery that that accompanies these instructions, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers Corporation, or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), to be received by the Company on or prior to the Expiration Time together with payment in full of the Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by the Subscription Rights Certificates held by you, the number of Units being subscribed for pursuant to your Basic Subscription Right and the number of Units, if any, being subscribed for pursuant to the Over-Subscription Privilege, and that you will guarantee the delivery to the Company of any properly completed and executed Subscription Rights Certificates evidencing such Rights within three (3) business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the properly completed Subscription Rights Certificates evidencing the Rights being exercised, with any signatures required to be guaranteed so guaranteed, must be received by the Company within three (3) business days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery must be delivered to the Company in the same manner as Subscription Rights Certificates at the address set forth above. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Company at the address, or by calling the Company at (484) 654-2200.
     Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Right and the Over-Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Company, in connection with the exercise of the Over-Subscription Privilege, as to the aggregate number of Rights that have been exercised and the number of Units that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. If more Excess Units are subscribed for pursuant to the Over-Subscription Privilege than are available for sale, the Excess Units will be allocated, as described above, pro rata in proportion to the number of shares of common stock and preferred stock owned by a stockholder exercising the Over-Subscription Privilege, relative to the number of shares owned by all stockholders exercising the Over-Subscription Privilege on the record date.
     You will not be permitted to purchase fractional Units pursuant to the exercise of Rights.
     If you do not forward full payment of the aggregate value that you have indicated, you will be deemed to have exercised the Basic Subscription Right with respect to the maximum number of Rights which may be purchased for the Subscription Price payment delivered by you and, if any funds remain, you will be deemed to have exercised the Over-Subscription Privilege to the extent of the remaining funds. For additional information about this calculation, see your Subscription Rights Certificate.

2. ISSUANCE OF UNITS
     The following deliveries and payments will be made to the address shown on the face of your Subscription Rights Certificate unless you provide instructions to the contrary in your Subscription Rights Certificate.
     (a) Basic Subscription Right. As soon as practicable after the Expiration Time and the valid exercise of Rights, the Company will mail to each exercising Rights holder certificates representing shares of the Company’s preferred stock, as well as an executed version of any warrants, or credit the account of each exercising Rights Holder with shares of the Company’s preferred stock and warrants purchased pursuant to the Basic Subscription Right. See “The Rights Offering — Basic Subscription Right” in the Prospectus.
     (b) Over-Subscription Privilege. As soon as practicable after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Company will mail to each Rights holder who validly exercises his or her Basic Subscription Right and Over-Subscription Privilege certificates representing the number of shares of the Company’s preferred stock, as well as an executed version of any warrants, or credit the account of each exercising Rights Holder with shares of the Company’s preferred stock and warrants, if any, allocated to such Rights holder pursuant to the Over-Subscription Privilege. See “The Rights Offering – Over-Subscription Privilege” in the Prospectus.
     (c) Excess Cash Payments. As soon as practicable after the Expiration Time and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Company will return to each Rights holder who exercises the Over-Subscription Privilege any excess amount, without interest or deduction, received in payment of the Subscription Price for Excess Units that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Over-Subscription Privilege.

3. EXECUTION
     (a) Execution by Registered Holder. The signature on the Subscription Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. Persons who sign the Subscription Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Company in its sole and absolute discretion, must present to the Company satisfactory evidence of their authority to so act.
     (b) Execution by Person Other than Registered Holder. If the Subscription Rights Certificate is executed by a person other than the holder named on the face of the Subscription Rights Certificate, proper evidence of authority of the person executing the Subscription Rights Certificate must accompany the same unless, for good cause, the Company dispenses with proof of authority.
     (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions.

4. METHOD OF DELIVERY TO THE COMPANY
     The method of delivery of Subscription Rights Certificates and payment of the Subscription Price to the Company will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Company and the clearance of payment prior to 5:00 p.m., New York City time, on February 15, 2010. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check, money order or wire transfer of funds.

5.	SUBSTITUTE FORM W-9; TAXPAYER IDENTIFICATION NUMBER; POSSIBLE BACKUP WITHHOLDING
     Each Rights holder who elects to exercise Rights should provide the Company with a correct taxpayer identification number (“TIN”) on Substitute Form W-9, accompanying the Subscription Rights Certificate. Failure to provide the information or an adequate basis for an exemption on Substitute Form W-9 may subject the holder to a $50 penalty and to 28% federal income tax backup withholding with respect to dividends that may be paid by the Company on shares of common stock.
     Under the United States federal income tax laws, dividend payments that may be made by the Company on shares of common stock may be subject to backup withholding. If backup withholding applies, the Company or its transfer agent, as the case may be, will be required to withhold 28% of any such dividend payments made to a holder of common stock. Backup withholding is not an additional tax. Rather, the amount of backup withholding is treated, like any other withheld amounts, as an advance payment of the person’s tax liability, and the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.
     To prevent backup withholding on dividend payments, a Rights holder who exercises Rights is required to notify the Company of the holder’s correct TIN by completing the Substitute Form W-9 and certifying on such form that the TIN provided is correct (or that such Rights holder is awaiting a TIN). In addition, the holder is required to certify on the Substitute Form W-9 that (a) he or she is not subject to backup withholding for one of the reasons specified thereon, and (b) he or she is a U.S. person (including a U.S. resident alien).
     Certain holders (including corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. Each exempt holder, although not required to deliver a Substitute Form W-9, is advised to deliver a completed and signed Substitute Form W-9 to the Company with the “Exempt” box checked in order to avoid possible erroneous backup withholding. See the following Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions. In general, in order for a foreign individual to qualify as an exempt recipient, that holder must submit a Form W-8 regarding the holder’s foreign status. This form may be obtained from the Company.
     If the record owner of Rights is an individual, the TIN is the taxpayer’s social security number. For most entities, the TIN is the employer identification number. If the shares of stock issued upon the exercise of the Rights are in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional information regarding which number to report.

SUBSTITUTE PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION Part I—Social Security Number OR Employer Form W-9 NUMBER (“TIN”) IN THE BOX AT RIGHT AND CERTIFY BY Identification Number Payer’s Request for Taxpayer SIGNING AND DATING BELOW. IF YOU ARE AWAITING A TIN, Identification Number (TIN) CHECK THE BOX IN PART III. FOR ADDITIONAL INSTRUCTIONS, SEE THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TIN ON SUBSTITUTE FORM W-9. Name Business Name Please check appropriate box ☐ Individual/Sole Proprietor ☐ Corporation ☐ Partnership ☐ Other Address City, State, Zip Code Part II—For Payees exempt from backup withholding, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, check the Exempt box below, and complete the Substitute Form W-9. Exempt ☐ Part III Awaiting TIN ☐ Please complete the Certificate of Awaiting Taxpayer Identification Number below. Certification—Under penalties of perjury, I certify that: (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien). Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.) SIGNATURE: DATE: YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART III OF THE SUBSTITUTE FORM W-9. CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number, 28% of all reportable payments made to me will be withheld until I provide a taxpayer identification number. SIGNATURE: DATE: NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN A $50 PENALTY IMPOSED BY THE IRS AND BACKUP WITHHOLDING OF 28% OF ANY PAYMENT MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
     Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers (“SSNs”) have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

Give the TAXPAYER IDENTIFICATION
For this type of account:		NUMBER of—
1.	An individual’s account	The individual
2.	Husband and wife (joint account)	The actual owner of the account or, if joint funds, the first individual on the account (1)
3.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
5. a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)
b.	So-called trust account that is not a legal or valid trust under state law	The actual owner (1)
6.	Sole proprietorship or single owner LLC account	The owner (3)
7.	A valid trust, estate, or pension trust	The legal entity (4)
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization account	The organization
10.	Partnership or multi-member LLC account	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s Social Security number.

(3)	You must show your individual name. You may also enter your business name. You may use either your Social Security number or your employer identification number (if you have one).

(4)	List first and circle the name of the legal trust, estate or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.
NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.
RESIDENT ALIEN INDIVIDUALS: If you are a resident alien individual and you do not have, and are not eligible to get, a Social Security number, your taxpayer identification number is your individual taxpayer identification number (“ITIN”) as issued by the Internal Revenue Service. Enter it on the portion of the Substitute Form W-9 where the Social Security number would otherwise be entered. If you do not have an ITIN, see “Obtaining a Number” below.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9 (Page 2)
Obtaining a Number. If you do not have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number. Resident alien individuals who are not eligible to get a Social Security number and need an ITIN should obtain Form W-7, Application for IRS Individual Taxpayer Identification Number, from the IRS. You may obtain a Form SS-5 on-line at www.socialsecurity.gov/online/ss-5.pdf or by calling
1-800-772-1213. You may obtain a Form SS-4 or Form W-7 on-line by visiting www.irs.gov, or by calling the IRS at 1-800-TAX-FORM
(1-800-829-3676).